EXECUTIVE EMPLOYMENT AGREEMENT

     This Executive Employment Agreement (this "Agreement") is made by and between PurchasePro.com, Inc., a Nevada corporation (the "Company"), and Allen
R. Winder ("Executive").

     WHEREAS, the Company wishes to enter into an agreement with Executive, and Executive wishes to enter into an agreement with the Company, whereby Executive shall be employed by the Company under the terms and conditions set forth below;

     THEREFORE, the parties agree as follows:

I. EMPLOYMENT: THIS AGREEMENT.

     Executive's employment with the Company shall be at-will, meaning it may be terminated by the Company or Executive at any time, with or without reason or cause, although Executive agrees to remain employed by the Company for a period of not less than thirty-six (36) months immediately following the date of this Agreement.

     Executive's employment with the Company shall be governed by the provisions of this Agreement for the period commencing with the date of this Agreement and continuing until this Agreement is terminated pursuant to section VII below (the "Employment Period").

II. DUTIES AND RESPONSIBILITIES.

     A. Executive shall be employed by the Company in the position of Senior Vice President of Sales, and shall be given responsibilities commensurate with his position, which responsibilities may change as business needs and market conditions change from time to time.

     B. During the Employment Period, Executive shall devote his full business time, best efforts, abilities, energies and skills to the good faith performance of his duties and responsibilities hereunder, and shall perform said duties and responsibilities at all reasonable times and places in accordance with reasonable directions and requests made by the Company consistent with Executive's position and the Company's business needs. During the Employment Period, except with respect to Executive's current investment activity as disclosed to the Company prior to the date hereof, Executive shall not engage in any other employment, business, or business related activity unless Executive receives the Company's prior written approval from the Chief Executive Officer or Chief Operating Officer to hold such outside employment or engage in such business or activity, which written approval shall not be unreasonably withheld if such outside employment, business or activity would not in any way be competitive with the business or proposed business of the Company or otherwise conflict with or adversely affect in any way Executive's performance under this Agreement.

III. CASH COMPENSATION.

     A. Executive shall be paid a base salary at a rate of $250,000.00 per annum, together with an automobile allowance of $1,000 per month, and a mobile or cellular phone allowance of up to $300 per month. Such rates shall be subject to review and change by the Company, in its discretion from time to time, generally on an annual basis. Executive's base salary shall be paid at periodic intervals in accordance with the Company's payroll practices for salaried employees.

     B. Executive shall be paid certain bonus payments assuming performance objectives to be established in a plan mutually developed by the Company and Executive are met in all respects, payable in such manner as set forth in such plan. Executive shall submit such plan to the Company for approval within thirty
(30) days after the date of this Agreement, whereupon Company shall review such plan and work in good faith with Executive to finalize such plan. The plan shall be subject to approval by the Company in its reasonable discretion.

     C. In addition to the bonus payments from Section III.B. above, subject to the terms and conditions in effect from time to time, Executive shall be eligible to participate in the Company's bonus or incentive compensation plan in effect for executive level employees which may take into account the following factors: the Company's achievement of the financial objectives and performance milestones established by the Company's Board of Directors (the "Board") for each bonus/incentive compensation period; Executive's achievement of individual performance objectives as agreed by Executive and Executive's supervisor for such period; and Executives continued employment through the close of such period.

     D. With respect to any and all cash compensation payable to Executive hereunder, the Company shall comply with all applicable tax withholding requirements, and shall make such other deductions as may be authorized by Executive.

IV. EMPLOYEE BENEFITS AND EXPENSE REIMBURSEMENT.

     A. Executive shall be eligible to participate in all employee benefits generally made available to employees of the Company from time to time, including group insurance and health and welfare benefit plans, as well as such benefits that the Company generally makes available to its executives, provided the Executive meets the relevant qualification criteria for such benefits. Subject to the policies in effect from time to time, Executive initially shall accrue paid vacation during the Employment Period at the rate of fifteen (15) days per annum. Executive shall be entitled to all paid holidays in accordance with the policy of the Company with respect to all employees.

     B. The Company shall provide Executive with corporate housing in Las Vegas, Nevada unless Executive elects to locate permanent housing, in which event the Company shall pay up to $5,000 in relocation expenses incurred by Executive in accordance with the Company's relocation policy.

     C. Subject to the policies in effect from time to time, Executive shall be entitled to receive reimbursement from the Company for all reasonable and necessary business travel, business and business entertainment expenses incurred by Executive in the performance of his duties hereunder.

V. CONFIDENTIAL AND PROPRIETARY INFORMATION.

     Throughout the Employment Period, Executive shall execute, not later than two (2) business days after being requested by the Company, the Company's form or amended or supplemental form of confidential/proprietary/trade secret information, non-disclosure and/or inventions assignment agreement, and shall comply at all relevant times with such agreement(s).

VI. STOCK OPTIONS.

     Simultaneously herewith, the Company will issue to Executive options (collectively, "Stock Options") to acquire up to 200,000 shares of the Company's Common Stock ("Shares") in accordance herewith and otherwise under the 1999 Stock Plan of PurchasePro.com, Inc. (the "Plan"), at a price per Share equal to the Fair Market Value (as such term is defined in the Plan) on the date of this Agreement (subject to SEC rules and restrictions imposed upon the officers and major shareholders of the Corporation), as set forth in the option agreement between you and the Company in the forms attached hereto as Exhibit A.

VII. TERMINATION OF EMPLOYMENT.

     Executive's employment shall be terminable pursuant to the following procedures:

     A. Death. Upon Executive's death, Executive's employment shall immediately and automatically terminate.

     B. Disability or for Cause. Executive's employment may be terminated by the Company at any time, upon written notice, due to Executive's Disability or for Cause. Such termination shall be effective immediately upon such notice, or on such prospective date specified in such notice.

          1. For the purpose of this Agreement, "Disability" means Executive's inability, either with or without reasonable accommodation, by reason of any physical or mental injury, illness or impairment, to substantially perform the essential functions required of his under this Agreement for a period of ninety (90) or more consecutive days.

          2. For the purpose of this Agreement, "Cause" means any of the following reasons:

               a. Executive's conviction or plea of nolo contendre to a felony offense;

               b. The Company's good faith determination that:

                    (1) the Executive has engaged in theft, fraud,  embezzlement or intentional dishonest conduct with respect to Company property or funds, or intentional dishonest conduct with respect to any vendor, partner, affiliate or customer of the Company which is harmful to the Company;

                    (2) the  Executive  has  materially  breached the  Company's confidential/proprietary/trade secret information, non-disclosure and/or inventions assignment agreement(s) signed by Executive;

                    (3) the Executive has materially breached one or more of his obligations under this Agreement;

                    (4) the  Executive  has  engaged  in an  intentional  act or misconduct which has had, or potentially will have, a materially adverse effect upon the Company's business, operations or reputation;

                    (5)  the  Executive  has  materially  breached   Executive's
               fiduciary   obligations   as  an  officer  of  the  Company,   if
               applicable; or

               c.  Executive's  continued  failure  to  adequately  perform  the duties, functions or responsibilities of his position, provided however, that the Company shall have given written notice to Executive, and Executive shall have had a period of thirty (30) days within which to cure the failure(s), described in such written notice, giving rise to possible termination for Cause under this Section XII(B)(2)(c).

     C. Without Cause. Executive's employment under this Agreement may be terminated without Cause:

          1. By the Company at any time for any reason (excluding Executive's death or Disability, or for Cause), by giving Executive written notice of such termination; or

          2. By Executive at any time after the thirty-six (36) month period immediately following the date of this Agreement for any reason by giving the Company, through Executive's direct supervisor and a copy to the Company's Vice President of Human Resources, written notice of such termination.

     D.  Obligation  of Company  upon Any  Termination.  Except as  specified in
Section VIII, below, upon termination of Executive's employment, the Company shall only be required:

          1. to pay Executive (or his estate) any unpaid base salary for services rendered, for all accrued but unused vacation and any bonus/incentive compensation, earned by Executive through the date of such termination;

          2. to allow Executive and/or his dependents to continue participation only in those health benefits in which Executive and/or his dependents are entitled to participate pursuant to the terms and conditions of the
     Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"): and

          3. to allow Executive (or his estate) to enjoy the benefits of his vested Stock Options, if any, subject to the terms and conditions then applicable to those Stock Options. Unless Executive's stock or Stock Option agreement(s), or any addendum or stock acceleration waiver provide otherwise, stock and option vesting also will cease as of the date of termination, although Executive (or his estate) would be allowed to exercise Executive's vested options during the time period set forth in, and in accordance with, Executive's stock or Stock Option agreement(s).

VIII. SEVERANCE.

     A. Definitions. For the purpose of this Section VIII, the following definitions shall apply:


          1.  "Involuntary   Termination"   shall  exclude  any  termination  of
     Executive's employment by reason of Executive's death or Disability or by the Company for Cause, and shall mean only:

               a. the Company's termination of Executive's employment Without Cause, including within ninety (90) days following a Change in Control of the Company (as such term is defined in Section 2(b) of the Plan); or

               b. Executive voluntary resignation within ninety (90) days following:

                    (1) a  reduction  in his total cash  compensation  potential
               (annual base salary rate and bonus opportunity) by more than ten percent (10%); or

                    (2)  notice  from  the  Company   that  it  is  requiring  a
               relocation of his principal place of residence without his consent.

     B. Severance Benefits. In the event of his Involuntary Termination, Executive shall be entitled to the following:

          1. Salary Continuation. For a period of twelve (12) months measured from the date of his involuntary Termination, salary continuation payments at the monthly rate of base salary in effect for Executive under Section III(A), above, just prior to the time of the act or omission resulting in his Involuntary Termination. Such salary continuation payments shall be paid at periodic intervals in accordance with the Company's payroll practices for salaried employees, and shall be subject to all applicable tax withholding requirements.

          2. Bonus/Incentive Compensation Continuation. Payment of the full annual bonus/incentive compensation potential in effect for Executive under
     Section III(B), above, just prior to the time of the act or omission resulting in his Involuntary Termination, to the extent not yet paid to Executive. Such bonus/incentive compensation payment shall be made in a single lump sum payment not later than thirty (30) days after the effective date of Executive's Involuntary Termination, and shall be subject to all applicable tax withholding requirements.

          3. Health Plan Coverage. Continued coverage under the Company's group health plans, without charge, for Executive and his eligible dependents upon his election to receive such continued coverage under COBRA. Such Company-paid coverage shall continue until the earlier of: (i) the expiration of the twelve (12) month period measured from the effective date of Executive's Involuntary Termination, or (ii) the first date on which Executive is covered under another employer's health plan(s) without exclusion for any pre-existing medical condition. Any additional health care coverage to which Executive and his dependents may be entitled under COBRA following the period of such Company-paid coverage shall be at Executive's sole cost and expense.

     C. Limitations on Severance Benefits.

          1. The benefits provided Executive under this Section VIII are the only severance benefits, or measure of damages or loss, to which Executive is entitled under this Agreement upon the termination of his employment with the Company, and no other severance benefits shall be provided to Executive by the Company pursuant to any other severance plan or program of the Company (or of its parent or subsidiary or related company).

          2. The severance provided by this Section VIII(B), shall be reduced by any amount to which Executive may be entitled under the federal Worker Adjustment Retraining Notification Act.

          3. In the event Executive breaches any of his obligations under Sections V or IX:

               a. Executive shall cease to be entitled to any severance benefits otherwise to be provided under Section VIII(B);

               b. the Company shall be entitled to recover from Executive any and all amounts paid to or on behalf of the Executive as severance under Section VIII(B), and

               c. the Company shall be entitled to take any and all action necessary to pursue legal and equitable remedies against Executive, including, without limitation, injunctive relief; provided, however, this Agreement will remain in full force and effect notwithstanding any such action by the Company.

IX. RESTRICTIVE COVENANTS.

     During the Employment Period and for a period that is not less than one (1) year after the termination of Executive's employment for any reason other than death, Executive shall be subject to the following restrictive covenants:

     A. Executive shall not directly or indirectly encourage or solicit any employee, consultant or independent contractor to leave the employment or service of the Company, or of its parent or subsidiary or related company, for any reason or interfere in any other manner with such relationships at the time existing between the Company (or its parent or subsidiary or related company) and its employees, consultants and independent contractors.

     B. Executive shall not directly or indirectly solicit any customer, vendor, supplier, licensor, licensee or other business affiliate of the Company or of its parent or subsidiary or related company; or directly or indirectly induce any such person to terminate its existing business relationship with the Company (or its parent or subsidiary or related company) or interfere in any other manner with any existing business relationship between the Company (or its parent or subsidiary or related company) and any such customer, vendor, supplier, licensor, licensee or other business affiliate.

     C. Executive shall not serve as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor, or in any other capacity, directly or indirectly, of or for any corporation, partnership or other entity, to the extent any material portion of the business of such corporation, partnership or other entity is related to the research or development with respect to, or the marketing or sale of, any products or services for the carrying on of electronic commerce transactions using technology or technologies similar in the design or functionality to the proprietary technology of the Company (hereafter collectively referred to as a "Business") in the United States or throughout the world, nor shall Executive permit the use of Executive's name in connection with any Business.

     D. Notwithstanding the foregoing, Executive may own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of "publicly traded securities" of any business that is competitive or substantially similar to the Businesses or any person who owns a business that is competitive or substantially similar to the Businesses. The term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the NASDAQ Stock Market or Bulletin Board.

     E. The parties agree that if any of the foregoing restrictive covenants is found by a court to be unreasonable, the court shall reduce and limit such covenants to such area, scope or period as shall be deemed reasonable and the parties shall comply with such reductions and limitations.

     F. Executive hereby acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of Executive's breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to the termination of this Agreement and any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Executive from continuing such breach, or in the form of a decree requiring specific performance of the covenants set forth herein.

X. MISCELLANEOUS.

     A. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada without regard to its choice of law rules.

     B. Severability; Judicial Modification. Should any provision, or portion of a provision, of this Agreement become or be deemed unenforceable by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable. Should any provision, or portion of a provision, of this Agreement be deemed unenforceable for any other reason, such unenforceability will not affect any other provision, or portion of a provision, of this Agreement and this Agreement shall be construed as if such unenforceable provision, or portion of provision, had never been contained herein.

     C. Remedies. Except as otherwise provided herein, all rights and remedies provided pursuant to this Agreement or by law shall be cumulative, and no such right or remedy shall be exclusive of any other. A party may pursue any one or more rights or remedies hereunder or may seek damages or specific performance in the event of another party's breach hereunder or may pursue any other available remedy.

     D. Arbitration. Any and all disputes between Executive and the Company which arise out of Executive's employment under the terms of this Agreement or the termination of such employment shall be resolved through final and binding arbitration. Such disputes shall include, without limitation, disputes relating to this Agreement, Executive's employment by the Company or the termination thereof, claims for breach of contract or breach of the covenant of good faith and fair dealing, and any claims of discrimination or other claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, or any other federal, state or local law or regulation now or later in concerning Executive's employment with the Company or its termination. The only claims not covered by this Agreement are:

          1. Executive's claims for benefits under the worker's compensation or unemployment insurance laws, which will be resolved pursuant to those laws; and

          2. Any claims by the Company or by Executive arising from or relating to Section V or Section IX of this Agreement.

Binding arbitration will be conducted in accordance with existing procedures for resolution or employment disputes of the American Arbitration Association in the largest metropolitan area within one hundred (100) miles of Executive's most recent principal residence. Each party will share equally the cost of the arbitration filing and hearing fees, and the cost of the arbitrator, and the prevailing party shall be entitled to recover his/its reasonable attorneys fees and costs incurred with respect to the arbitration. The parties understand and agree that the arbitration shall be instead of any civil litigation and that each is waiving the right to a jury trial as to such claims. The parties further understand and agree that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.

     E. Assignment; Successors. This Agreement may not be assigned by Executive without the Company's written consent.

This Agreement shall be binding on the heirs, executors, administrators, personal representatives, successors and assigns of Executive and the Company.

     F.  Counterparts.   This  Agreement  may  be  executed  in  more  than  one
counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     G. Changes to Agreement. This Agreement may only be changed by another written agreement signed by Executive and an authorized officer of the Company.

     H. Notices. Any and all notices under this Agreement, including notice of change of address, shall be in writing and shall be deemed given when delivered personally, when received by overnight delivery, or three (3) days after deposit in the United States mail, certified or registered, postage prepaid, return receipt requested, addressed to the party to whom such notice is being given.

          1. To the Company: To the Executive's direct supervisor, with a copy to the Company's Vice President of Human

Resources, at each such person's principal place of employment with the Company.

          2. To Executive: To the Executive at 9955 Longview Drive, Lone Tree, Colorado 80124, with a copy to counsel designated by Executive in writing to the Company from time to time.

     I. Complete Agreement: There are no promises, representations or commitments made between Executive and the Company that do not appear in this Agreement. This Agreement supersedes, cancels and replaces any and all prior verbal and written agreements between Executive and the Company arising from or relating to the subject matters covered (including but not limited to any and all offer letters, employment, termination, change in control, severance and compensation agreement) except the following which shall remain in full force and effect in accordance with their respective terms:

          1. The Company's Employee Proprietary Information and Inventions Agreement or other confidential/proprietary/trade secret information and inventions assignment agreements entered from time to time by Executive and the Company; and

          2. Any stock option grant notice or stock option agreement, stock purchase/issuance agreements, addenda to stock option/purchase/issuance agreement(s), and/or stock acceleration waiver entered from time to time by Executive and the Company.



Dated:__________________________________  PurchasePro.com, Inc.



                                          By __________________________________

                                          Title:_______________________________


Dated:____________________________        EXECUTIVE


                                          _____________________________________
                                          Allen R. Winder